EXHIBIT 99.1

Grove Inc Completes 16.5 million Debt Financing to Fund Acquisitions and Drive Growth Through 2023.

HENDERSON, NV / July 1, 2022 / Grove, Inc. (NASDAQ:GRVI) ("Grove" or the "Company"), today announced that it has completed a strategic debt investment to funds future growth.

Under the terms of the loan, the Company, at the initial closing, drew $7.5 million of the $15 million available. The Company could draw down against the remainder should it be needed to fund further profitable acquisitions in the future. The loan amortizes over 30 months and bears interest at a rate of 13% per annum, 8.5% payable in cash on the first day of each month hereafter and 3.5% PIK payable each month in arrears. There are fees, financial covenants, and prepayment fees associated with the loan, as well as a security agreement and other related agreements. As part of the terms of the loan, Grove has also issued an aggregate of 56,250 common stock purchase warrants, which are exercisable @ $4.44 per share. Amounts outstanding under the loan are convertible at the investor’s option into Company common stock at a fixed price of $7.06 per share.

Concurrent with the initial closing of the debt facility, the Company also received a $1.5 million loan from CEO Allan Marshall under similar terms, with the same amortization schedule, fees, and interest, though no conversion feature.

CEO Allan Marshall stated, “since our IPO last June, we have driven growth and increased profitability. Our commitment to our shareholders is evident in this type of financing and management estimates the company’s current cash flow should be able to support this transaction. The capital available through this financing will be a key component of growth in our Upexi brand aggregation strategy. I am excited to commit more capital alongside our investors and look forward to another great year of growth and the opportunities that may come.”

About Grove, Inc.

Grove, Inc. is an innovator in aggregation, accelerating Amazon and eCommerce businesses by combining consumer data and vertical integration to scale brands in multiple industries, while lowering costs with a growing distribution network. Through strategic acquisitions, Grove continues to expand into numerous consumer markets, and utilizes its in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between its growing portfolio of brands.

Company Contact

Andrew Norstrud

Email: investorinfo@cbd.io

Phone: (702) 332-5591

Investor Relations Contact

TraDigital IR

John McNamara

Email: john@tradigitalir.com

Phone: (917) 658-2602

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.